Exhibit 10.34
SUBLEASE
THIS SUBLEASE (“Sublease”) dated January 29, 2007, is made by ACC ACQUISITION, LLC, a Colorado limited liability company (“Sublessor”) and SMART MOVE, INC., a Delaware corporation (“Sublessee”).
RECITALS
A. Sublessor is the tenant under a written lease dated as of January 1, 2005, (the “Lease”), in which Monaco I-70 Industrial Park, LLC, a Colorado limited liability company (“Landlord,”) leased to Sublessor the premises located at 6489 E. 39th Avenue, Denver, Colorado, containing approximately 48,500 square feet, and described in greater detail in the Lease (the “Master Premises”).
B. Sublessor desires to sublease the entirety of the Master Premises to Sublessee.
C. Sublessee acknowledges that Sublessee has reviewed the Lease, a copy of which is attached to this Sublease as Exhibit A.
Now, Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublessor and Sublessee agree as follows:
TERMS
1. Premises. Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the Master Premises designated on the plan attached hereto as Exhibit B (“Premises”) consisting of approximately 48,500 square feet. The floor area of the Premises is only an approximation, and there shall be no adjustment of any charges under this Sublease if the actual floor area is less than this approximation.
2. Term. The Sublease term (“Term”) shall commence, respectively, on February 1, 2007, with respect to a certain portion of the Premises containing approximately 18,720 square feet and shown in greater detail on Exhibit B, and shall commence on April 1, 2007, with respect that remaining portion of the Premises containing approximately 29,780 square feet, also as shown in greater detail on Exhibit B (the “Commencement Date”), or when Landlord consents to this Sublease, whichever last occurs, and end with respect to the entirety of the Premises on June 30, 2009 (“Termination Date”), unless otherwise sooner terminated under this Sublease. Possession of the Sublease Premises shall be delivered to Sublessee on commencement dates for the Term of this Sublease as set forth in greater detail in the first sentence of this Section 2. The foregoing notwithstanding, upon five (5) days advance written notice to Sublessee, Sublessor shall have the right to delay the Commencement Date, and delivery of possession, with respect to the remaining portion of the Premises containing approximately 29,870 square feet as shown in greater detail on Exhibit B, by a period of up to fifteen (15) days. If for any reason Sublessor does not deliver possession to Sublessee on commencement of the Term, Sublessor shall not be liable for such failure, the Termination Date shall not be extended by the delay, and this Sublease’s validity shall not be impaired. If Sublessor permits Sublessee to take possession prior to commencement of the Term, the early possession shall not advance the Termination Date and shall be subject to this Sublease, including payment of rent.
3. Rent and Other Charges.
3.1. Minimum Rent. Sublessee shall pay rent to Sublessor without deduction, setoff, notice or demand, at such place as Sublessor shall designate from time to time by notice to Sublessee, in accordance with the Minimum Rent schedule set forth below, in advance on the first day of each month of the Term (“Minimum Rent”). If the Term begins or ends on a day other than the first or last day of the month, the rent for the partial months shall be prorated on a per diem basis.
Minimum Rent Schedule

		Lease	Annual	Monthly
Months	Square Feet	Rate (NNN)	Payment	Payment
2/1/07 – 2/28/07	18,720	$0.00/square foot/year	N/A	$0.00
3/1/07 – 3/31/07	18,720	$3.50/square foot/year	N/A	$5,460.00
4/1/07 – 6/30/09	48,500	$3.50/square foot/year	$169,749.96	$14,145.83
3.2. Telephone Charges. Sublessee shall pay directly its own local and long distance telephone toll charges for its voice lines.
3.3. Late Charges. Sublessee acknowledges that if Sublessee fails to pay any Minimum Rent, Additional Rent, utilities or other changes required by the Lease and/or this Sublease when due, Sublessor will incur additional expense not contemplated by this Sublease, including processing and accounting charges, financing costs, and late charges that may be imposed under the Lease. The exact amount of such expenses or charges Sublessor would incur is extremely difficult and impractical to ascertain. Accordingly, in the event of any such late payment, Sublessee shall also pay to Sublessor a late charge equal to a minimum of ten percent (10%) of the amount due to compensate Sublessor for the extra expenses incurred as a result of such late payment. Also, all delinquent Minimum Rent, Additional Rent, utilities and other charges due here under shall bear interest at the rate of ten percent (10%) per annum, or the maximum lawful rate, whichever is less.

3.4. Additional Rent. In addition to the Minimum Rent and other charges set forth above, Sublessee shall pay to Sublessor as and when specified under the Lease all items of Additional Rent as described in greater detail in Section 3 of the Lease, including all Operating Expenses as provided therein, and such other charges as are required by the terms of the Lease to be paid by Sublessor as Tenant under the Lease.
4. Security Deposit. In addition, Sublessee agrees to deposit with Sublessor on the date hereof the sum of Twenty Thousand and No/100 US Dollars ($20,000.00) (the “Security Deposit”), which shall be held by Sublessor, without obligation for interest, as security for the performance of Sublessee’s obligations under the Sublease, it being expressly understood and agreed that this Security Deposit is not an advance rental deposit or a measure of Sublessor’s damages in case of Sublessee’s default. Upon each occurrence of an event of default, Sublessor may use all or part of the Security Deposit to pay past due Minimum Rent, Additional Rent, or other payments due Sublessor under this Sublease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or provided by law. On demand, Sublessee shall pay Sublessor the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Sublessor, but any remaining balance of such Security Deposit shall be returned by Sublessor to Sublessee within thirty (30) days of the date upon which Sublessee’s obligations under this Sublease have been fulfilled.
5. Use. The Premises shall be used and occupied only for general office and warehouse purposes as set forth in greater detail in the Lease and not for any other use or purpose. Sublessee shall not use or occupy the Premises in violation of any federal, state or local lows, rules or regulations, and this Sublease shall automatically terminate on Sublessor’s notice of any such violations Sublessee’s use of the Premises and maintenance, alteration and operation of its business shall always conform to applicable local, state and federal ordinances, rules and regulations. Adherence to such laws includes any laws and any law, ordinance, rule, regulation, statute or guideline pertaining to the disposal, storage, use or transportation of any substance which could be deemed to be hazardous, toxic or harmful waste material.
6. Insurance. Sublessee shall, at Sublessee’s sole expense, obtain and maintain during the Term policies of insurance in such form and with such coverages and limits as set forth in greater detail in the Lease. Sublessor and Landlord shall be named as additional insureds on Sublessee’s policy, which shall provide that no reduction in coverage, amendment or cancellation of the policy shall occur without first giving Sublessor thirty (30) days prior written notice. Sublessee shall also fully comply with all other insurance requirements specified in the Lease. Upon executing this Sublease, Sublessee shall provide written evidence to Sublessor of such insurance coverage.
7. Obligations of Sublessee. Sublessee hereby expressly assumes and agrees to perform all obligations and covenants required by the Lease to be kept or performed by Sublessor as Tenant therein, except that the obligation and covenant to pay rent required by the Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor to in accordance with Section 3 of this Sublease. Sublessee shall pay the rent herein reserved, use the Premises for the purpose above stated, and surrender the Premises on expiration or earlier termination of the Term in as good condition they now are, reasonable wear and tear excepted as set forth in Section 11 of this Sublease.
8. Obligations of Sublessor. Sublessor shall use its best efforts to maintain the Lease during the Term of the Sublease, subject, however, to any earlier termination of the Lease without Sublessor’s fault.
9. Condition of Premises. Sublessor makes no representations or warranties as to the condition or use of the Premises. Sublessee shall take the Premises “as is,” “where is” and “with all faults”. Sublessee has inspected the Premises and agrees that the Premises are in good condition and repair as of the Commencement Date. Sublessor shall have no obligation for any additional improvements or repairs to the Premises, except as provided in this Sublease. Sublessee shall make no improvements or repairs to the Premises without Sublessor’s prior written consent, which may be withheld in Sublessor’s sole and absolute discretion and, if required under the Lease, without the requisite consent of Landlord thereunder.
10. Indemnification. Sublessee assumes all risk of damage to property and/or injury to persons in, on or about the Premises from any cause whatsoever. Sublessor shall not be responsible in any way for any personal injuries, property damage, lost profit, loss of business or any other expenses incurred by Sublessee from any cause. Sublessee shall indemnify, defend, and hold harmless Sublessor, its officers, directors, shareholders, employees, attorney, insurers, successors, assigns, agents and other representatives from all actual and consequential damages, losses, claims and other liabilities, including actual attorneys’ fees and costs incurred that in any way arise out of or relate to (a) the use of the Premises and/or any activity, work or other thing done, permitted or suffered by Sublessee in or about the Premises by Sublessee, its employees, customers, suppliers, invitees and other agents (collectively “Agents”); (b) all personal injury and/or the occurrence of environmental losses in, about or under the Premises. Upon receipt of any notice regarding any claim, lawsuit or other matter giving rise to indemnity as provided above, Sublessee shall within three (3) days take immediate action acceptable to Sublessor to indemnify, defend and hold Sublessor harmless from such matters as specified above. Sublessor shall have the right to approve any counsel selected by Sublessee to fulfill its obligations under this indemnity. The payment of any money by Sublessor shall not be a condition precedent to Sublessee’s indemnity.

11. Surrender. On the last day of the Term, or on the sooner termination of this Sublease, Sublessee shall surrender the Premises to Sublessor in good condition and repair, normal wear and tear excepted, but in any event with all furniture, fixtures and equipment left in good working order and condition, and all alterations or improvements made by Sublessee removed without damage to the Premises or the building where the Premises is located.
12. Default. Sublessee shall be in default under this Sublease if it or its agents breach, default or fail to perform any obligation of this Sublease and/or any obligation of the Lease required to be performed by Sublessor thereunder, regardless whether a default is declared thereunder. Sublessor shall be entitled to all the rights, benefits and privileges of Landlord under the Lease as it pertains to Sublessee’s performance of the obligations under the Lease. On the occurrence of any default by Sublessee, Sublessor may, at any time thereafter, with or without notice or demand and without limiting Sublessor in the exercise of any right or remedy it may have:
12.1. Terminate Sublessee’s right to possession of the Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Premises to Sublessor. In such event, Sublessor shall be entitled to recover from Sublessee all damages incurred by Sublessor by reason of Sublessee’s default, including (a) the worth at the time of the award of the unpaid Minimum Rent, all Additional Rent and other charges which had been earned at the time of the termination; (b) the worth at the time of the award of the amount by which the unpaid Minimum Rent, all Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Sublessee proves could have been reasonably avoided, (c) the worth at the time of the award of the amount by which the unpaid Minimum Rent, all Additional Rent and other charges which would have been paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Sublessee proves could have been reasonably avoided; and (d) any other amount necessary to compensate Sublessor for all detriment proximately caused by Sublessee’s failure to perform its obligations under the Sublease or which in the ordinary course of things would likely result therefrom, including any costs or expenses incurred by Sublessor in maintaining or preserving the Premises after such default, the costs of recovering possession of the expenses of reletting, including necessary renovation or alteration of the premises, Sublessor’s reasonable attorney’s fees incurred in connection therewith, and any real estate commission paid or payable with respect to the Sublease and any real estate commission paid or payable with respect to any efforts by Sublessor to relet the subleased Premises. As used in subparts (a) and (b) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts or such lesser amount as may then be the maximum lawful rate. As used in subpart (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Denver, Colorado, at the time of the award, plus one percent (1%). If Sublessee shall have abandoned the Premises, Sublessor shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 12.1, or (ii) proceeding under Section 12.2.
12.2. Maintain Sublessee’s right to possession, in which case this Sublease shall continue in effect whether Sublessee shall have abandoned the Premises. In such event, Sublessor shall be entitled to enforce all its rights and remedies under this Sublease, including the right to recover the rent as it becomes due hereunder.
12.3. Enter the Premises and, to the fullest extent permitted by law, take possession of Sublessee’s equipment located thereon for the purposes of maintaining the integrity and appearance of the Premises.
12.4. Pursue any other remedy now or hereafter available to Sublessor under Colorado law. Any remedies conferred on Sublessor by this Sublease are not exclusive, but are cumulative and in addition to remedies conferred on Sublessor by this Sublease are not exclusive, but are commutative and in addition to remedies otherwise afforded by title, law or in equity.
13. Non-Waiver. Any action or inaction by Sublessor concerning any default or breach of covenant by Sublessee will not be construed as a waiver thereof, nor shall any custom or practice which may come up between the parties in the course of administering this Sublease be construed to waive or to affect Sublessor’s right to insist upon the strict and punctual performance by Sublessee of any term, covenant or condition hereof or to exercise any rights given Sublessor on account of any such default. A waiver of a particular breach or default shall not be deemed to be a waiver of a similar or subsequent breach or default.
14. Zoning and Permits. Sublessee will be solely responsible for obtaining any permits or licenses necessary to conduct and operate its business on the Premises and Sublessor makes no representation or warranty about the suitability of the Premises for the conduct of Sublessee’s business.
15. Estoppel Certificate. Within ten (10) days after written request therefor by Sublessor, Sublessee shall execute and deliver in recordable form, a certificate addressed to Sublessor or for its benefit certifying that this Sublease is in full force and affect (if such be the case) and that there are no defenses or offsets thereto claimed by Sublessee and any other information relating to this Lease which Sublessor reasonably requests. If Sublessee fails to deliver this certificate within ten (10) days after written request therefor, Sublessee irrevocably constitutes and appoints Sublessor as its attorney-in-fact to execute and deliver this certificate to any third party. Any such certificate may be relied upon by any person.
16. No Warranties by Sublessor. Sublessor makes no warranty, guaranty, covenant or averment of any nature whatsoever concerning the condition of the Premises, including the physical condition thereof, or any condition which may affect the Premises, and Sublessor will not be responsible for any loss, damage or costs which may be incurred by Sublessee by reason of any such condition(s).

17. Sublease to be Signed. Submission of this instrument for examination or signature by Sublessee does not constitute an offer, nor shall either party be bound to this Sublease until both parties have fully executed a final document and an original signed document is received by both parties. Until such time as is described in the previous sentence either party is free to terminate negotiations with no obligation to the other.
18. Sublessor’s Liability. “Sublessor” shall mean only the owner or owners at the time in question of the leasehold interest of the Master Premises, and in the event any transfer of such interest, the Sublessor herein named (and in the case of any subsequent transfers, then the grantor) shall be relieved from and after the date of transfer of all liability as respects its obligations thereafter to be performed.
19. Relationship of Parties. The relationship between Sublessor and Sublessee shall be that of sublandlord and subtenant only, and there shall be no partnership, joint venture or other relationship between them unless expressly set forth in writing.
20. Signage. Sublessee shall not install or display any signs or lights of any sort without first obtaining Sublessor’s written consent which Sublessor may withhold in its sole and absolute discretion. Sublessee shall pay all costs relating to any signage.
21. Miscellaneous. All applicable terms and conditions of the Lease are incorporated into and made a part of this Sublease as if Sublessor were the Landlord, Sublessee the Tenant, and the Premises the Master Premises, with the exception of the following portions of the Lease: Section 29 (Option to Extend). Sublessee assumes and shall perform Sublessor’s obligations under the Lease during the Term to the extent such obligations are applicable to the Premises, except that the obligation to pay rent under the Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 3 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any provision of the Lease. Sublessor shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Lease for Sublessee’s benefit. If Sublessor’s tenancy under the Lease ceases, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Lease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination. But, if any provision of the Lease gives Sublessor any right to terminate the Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.
This Sublease and Sublessee’s right hereunder are, and shall be, subject and subordinate to the lien on any mortgage or deed of trust now or hereafter of record describing the Master Premises or the Premises.
22. General Terms.
22.1. Notices. Unless otherwise provided in this Sublease or by law, all notices required or permitted by this Sublease or by law to be served on or delivered to a party shall be in writing and deemed duly served, delivered, and received when personally delivered to the party to whom directed, or instead, three (3) business days after deposit in the U.S. mail, certified or registered, return receipt requested, first-class postage prepaid, addressed to the address indicated in this Sublease. A party may change this address by giving written notice of the change to the other party. Confirmed facsimile transmission to a fax machine specified in such a notice shall constitute personal delivery.
22.2. Construction of Sublease. Whenever the context requires, any gender includes all others, the singular number includes the plural, and vice-versa. Captions are inserted for convenience of reference and do not describe or limit the scope or intent of this Sublease. Any recitals above, and any exhibits or schedules referred to and/or attached hereto, are incorporated by reference into this Sublease. “Person” includes a corporation, limited liability company, partnership, trust, or any other legal entity “including” means including without limitation. Time is of the essence of each obligation of Sublessee hereunder. Any initially capitalized term not defined in this Sublease shall have the meaning given to such term in the Lease.
22.3. Interpretation of Sublease. This Sublease contains the entire agreement between the parties regarding its subject matter. Any prior oral or written representations, agreements, and/or understandings shall be of no effect. No waiver, amendment or discharge of this Sublease shall be valid unless it is in writing and signed by the party to be obligated. This Sublease shall be governed by Colorado law. Subject to any provision of this Sublease that may prohibit or curtail assignment of rights, this Sublease shall bind and inure to the benefit of the parties and their respective heirs, assigns, personal representatives, and successors. If any term, covenant, or condition of this Sublease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full effect. No inference, assumption, or presumption shall be drawn if a party or a party’s attorney prepared and/or drafted this Sublease, it shall be conclusively presumed that the parties participated equally in its preparation and/or drafting.
22.4. Attorneys’ Fees. If either party commences litigation (including arbitration) to enforce or interpret this Sublease, the prevailing party shall be entitled to recover actual attorney’s fees and all litigation-related costs (including expert witness fees) incurred in addition to all other items of recovery permitted by law.
22.5. Execution of This and Other Instruments. The parties have signed below voluntarily after having been advised by their respective counsel of all provisions hereof, and, in signing below, they are not relying on any documents, promises, and representations made by or on behalf of the other party except as set forth herein.

This Sublease may be executed in counterparts, each of which shall be deemed an original. Each party shall take all reasonable steps, and execute, acknowledge, and deliver all further instruments necessary or expedient to implement this Sublease
INTENDING TO BE LEGALLY BOUND, the parties have signed this Sublease below.
SUBLESSOR:

ACC ACQUISITION, LLC a Colorado limited liability company
Date: January 29, 2007	By:	/s/ R. Brian Watson
R. Brian Watson
Majority Manager

SUBLESSOR’S ADDRESS

At the Premises through April 1, 2007, and thereafter:
4200 Garfield Street
Denver, Colorado 80216

SUBLESSEE: SMART MOVE, INC. a Delaware corporation
Date: January 29, 2007	By:	/s/ Chris Sapyta
		Name:	Chris Sapyta
		Title:	CEO

SUBLESSEE’S ADDRESS
6489 E 39th Avenue
Denver, Colorado 80207